UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007 (February 13, 2007)

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042
(Address of principal executive offices, including ZIP code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

               On February 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of U.S. Concrete, Inc. approved an increase in the annual salary for Mr. Robert D. Hardy, Senior Vice President and Chief Financial Officer.  Effective April 1, 2007, Mr. Hardy’s annual base salary will increase to $325,000.  The Committee also approved bonus payout amounts for each of Messrs. Eugene P. Martineau (our Chief Executive Officer and President), Michael W. Harlan (our Executive Vice President and Chief Operating Officer), Thomas J. Albanese (our Executive Vice President of Sales – Bay Area Region), William T. Albanese (our Regional Vice President – Northern California Region) and Mr. Hardy of $267,000, $131,000, $45,000, $45,000 and $75,000, respectively.  Of the aforementioned bonus amounts for Messrs. Martineau, Harlan, T. Albanese, W. Albanese and Hardy, $131,198, $64,386, $30,527, $42,386 and $44,100, respectively, were approved pursuant to the terms of our 2006 Annual Salaried Team Member Incentive Plan, which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and the remainder of the bonus payouts were pursuant to the discretion of the Committee.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: February 20, 2007	By:	/s/ ROBERT D. HARDY

Robert D. Hardy
Senior Vice President and Chief Financial Officer